Filed Pursuant to Rule 424(b)(2)
Registration No. 333-284693

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2025)

$1,500,000,000

PAYPAL HOLDINGS, INC.

$450,000,000 Floating Rate Notes due 2028

$450,000,000 4.450% Notes due 2028

$600,000,000 5.100% Notes due 2035

We are offering $450,000,000 of our floating rate notes due 2028 (the “floating rate notes”), $450,000,000 of our 4.450% notes due 2028 (the “2028 fixed rate notes”) and $600,000,000 of our 5.100% notes due 2035 (the “2035 fixed rate notes” and, together with the 2028 fixed rate notes, the “fixed rate notes”). We refer to the floating rate notes and the fixed rate notes collectively as the “notes.”

The floating rate notes will bear interest at a floating rate equal to the Compounded SOFR (as defined herein), reset quarterly, plus 0.670% per annum and will mature on March 6, 2028. We will pay interest on the floating rate notes quarterly in arrears on March 6, June 6, September 6 and December 6 of each year, beginning on June 6, 2025. We will pay interest on the 2028 fixed rate notes semi-annually in arrears on March 6 and September 6 of each year, beginning on September 6, 2025. We will pay interest on the 2035 fixed rate notes semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2025. The 2028 fixed rate notes will mature on March 6, 2028 and the 2035 fixed rate notes will mature on April 1, 2035.

We may redeem the fixed rate notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.” The floating rate notes may not be redeemed before maturity. Upon a Change of Control Repurchase Event, we may be required to make an offer to repurchase all outstanding notes as described under “Description of Notes—Change of Control Repurchase Event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The notes will be issued only in registered book-entry form and in denominations of $2,000 and integral multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Us
	Per Note	Total	Per Note	Total	Per Note	Total
Floating Rate Notes due 2028	100.000%	$450,000,000	0.250%	$1,125,000	99.750%	$448,875,000
4.450% Notes due 2028	99.956%	$449,802,000	0.250%	$1,125,000	99.706%	$448,677,000
5.100% Notes due 2035	99.972%	$599,832,000	0.450%	$2,700,000	99.522%	$597,132,000

Total		$1,499,634,000		$4,950,000		$1,494,684,000

(1)	Plus accrued interest, if any, from March 6, 2025.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about March 6, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Barclays	Citigroup	Deutsche Bank Securities	SMBC Nikko	Wells Fargo Securities

Co-Managers

BNP PARIBAS	HSBC	Mizuho	MUFG	nabSecurities, LLC

OCBC	RBC Capital Markets	Santander	Scotiabank	Standard Chartered Bank

TD Securities	Academy Securities	R. Seelaus & Co., LLC	Loop Capital Markets	Independence Point Securities

Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is March 3, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of the notes we are offering and other matters relating to us. The second part, which is the accompanying prospectus, gives more general information about the various securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Generally when we refer to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus or any such free writing prospectus is delivered or the notes offered hereby are sold on a later date. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. Information that we file with the SEC subsequent to the date on the cover of this prospectus supplement, and prior to the completion of the offering of the notes, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus or any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus or any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “the Company,” “PayPal,” “we,” “our,” “ours” and “us” are to PayPal Holdings, Inc. and its wholly-owned subsidiaries. However, in the “Description of Notes,” “Risk Factors” and related summary sections of this prospectus supplement, references to “the Company,” “PayPal,” “we,” “our,” “ours” and “us” are to PayPal Holdings, Inc. only and not to any of its subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically. We maintain an internet site at https://investor.pypl.com where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus. Reference to our internet site is made as an inactive textual reference.

Our registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until all of the notes that are part of this offering have been sold or this offering has been terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 4, 2025;

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024, that are incorporated by reference into Part  III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 8, 2024; and

•	Current Reports on Form 8-K, filed with the SEC on January 22, 2025 and February 25, 2025 (Item 5.02 only).

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: PayPal Holdings, Inc., Investor Relations, 2211 North First Street, San Jose, California 95131, telephone (408) 967-7000.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, mergers or acquisitions, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” “outlook,” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements.

Such risks and uncertainties include, among others, those discussed under “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as in our consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC. We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this prospectus supplement to reflect actual results, new information, or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

S-iv

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus prior to making your investment decision.

The Company

At PayPal, our mission is to revolutionize commerce globally. Our products are designed to enable digital payments and simplify commerce experiences for consumers and merchants to make selling, shopping, and sending and receiving money simple, personalized, and secure, online or offline, including mobile. Our two-sided platform serves millions of consumers and merchants worldwide.

We help consumers transact quickly and securely with merchants, manage their financial lives, and send to and receive money from friends and family around the globe. We provide consumers with a digital wallet that enables them to send payments to merchants securely using a variety of funding sources, which may include a bank account, a PayPal or Venmo account balance, our consumer credit products, a credit card, a debit card, certain cryptocurrencies, or other stored value products such as gift cards, and eligible rewards.

We help merchants connect with customers, increase conversion rates and sales, and grow their businesses in the markets where our services are available. We provide large enterprises and small and medium businesses with online branded checkout solutions, including PayPal and Venmo; online unbranded payments processing, including Braintree and PayPal Complete Payments; our buy now, pay later solutions, which we refer to as PayPal Pay Later; in-person point of sale systems, including Zettle; business financing, including PayPal Working Capital and PayPal Business Loan; payouts capabilities; and risk tools.

We operate a global, two-sided network at scale that connects consumers and merchants with 434 million active accounts across approximately 200 markets as of December 31, 2024.

We earn revenues primarily by charging fees for completing payment transactions for our customers and other payment-related services, which are typically based on the volume of activity processed on our payments platform. We also generate revenue from customers for currency conversion, for instant transfers from their PayPal or Venmo account to their bank account or debit card, and to facilitate the purchase and sale of cryptocurrencies; however, we generally do not charge customers to fund or draw from their accounts. We also earn revenue by providing other value added services, which primarily comprise revenue earned through partnerships, interest and fees from our consumer and merchant credit products, interest earned on certain assets underlying customer balances, referral fees, subscription fees, and gateway services.

We were incorporated under the laws of the State of Delaware in January 2015. Our principal executive offices are located at 2211 North First Street, San Jose, California 95131 and our telephone number is (408) 967-7000. Our website address is www.paypal.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus. Reference to our website is made as an inactive textual reference.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under the caption “Description of Debt Securities.”

Issuer	PayPal Holdings, Inc.

Securities Offered	$450,000,000 aggregate principal amount of floating rate notes due March 6, 2028

$450,000,000 aggregate principal amount of 4.450% fixed rate notes due March 6, 2028

$600,000,000 aggregate principal amount of 5.100% fixed rate notes due April 1, 2035

Maturity	floating rate notes — March 6, 2028

2028 fixed rate notes — March 6, 2028

2035 fixed rate notes — April 1, 2035

Interest Rates	floating rate notes — Compounded SOFR (as defined herein), reset quarterly, plus 0.670% per annum (determined as described under “Description of Notes—Maturity and Interest—Floating Rate Notes”).

2028 fixed rate notes — 4.450% per annum

2035 fixed rate notes — 5.100% per annum

Interest Payment Dates	Interest will be paid on the floating rate notes on March 6, June 6, September 6 and December 6 of each year, beginning on June 6, 2025.

Interest will be paid on the 2028 fixed rate notes on March 6 and September 6 of each year, beginning on September 6, 2025.

Interest will be paid on the 2035 fixed rate notes on April 1 and October 1 of each year, beginning on October 1, 2025.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $1.49 billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the repayment of all of our 1.650% Notes due 2025 (the “2025 Notes”). We intend to use the remaining proceeds from this offering for general corporate purposes, which may include the repayment of other outstanding debt, share repurchases, ongoing operations, capital expenditures and possible acquisitions of businesses or assets or strategic investments. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	We intend to use the net proceeds from this offering to fund the repayment of all of the 2025 Notes. We intend to use any remaining proceeds from this offering for general corporate purposes, which may include the repayment of other outstanding debt, share repurchases, ongoing operations, capital expenditures and possible acquisitions of businesses or assets or strategic investments. To the extent that any underwriter (or its respective affiliates) owns any of such outstanding debt, it may receive a portion of the net proceeds from this offering. Deutsche Bank Securities Inc., Oversea-Chinese Banking Corporation Limited, Standard Chartered Bank and affiliates of BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America Inc. and Wells Fargo Securities, LLC. are lenders under our revolving credit facility entered into in June 2023 (the “Credit Agreement”). Affiliates of Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are lenders under our credit agreement entered into in February 2022 with Paidy, a wholly owned subsidiary, as co-borrower (the “Paidy Credit Agreement”). These underwriters or their affiliates would receive a portion of the proceeds from this offering if outstanding borrowings under our Credit Agreement or Paidy Credit Agreement were to be repaid with net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Optional Redemption	The floating rate notes may not be redeemed before maturity. We may redeem any series of the fixed rate notes, in whole at any time or in part from time to time, at the redemption prices described under “Description of Notes—Optional Redemption” in this prospectus supplement.

Change of Control Repurchase Event	Upon the occurrence of both (1) a change of control of us and (2) a downgrade of the notes below an investment grade rating by each of Fitch Inc., Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. within a specified period, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Change of Control Repurchase Event” in this prospectus supplement.

Covenants	We will issue the notes under an indenture with Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee. The indenture includes certain covenants, including limitations on our ability to:

•	create liens on our assets;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with another entity.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants” in this prospectus supplement and in the indenture.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations from time to time outstanding. The notes will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be structurally subordinated in right of payment to any indebtedness and other liabilities of our subsidiaries. See “Description of Notes—Ranking” in this prospectus supplement.

U.S. Federal Income Tax Considerations	See “U.S. Federal Income Tax Considerations for Non-U.S. Holders.” You should consult your tax advisor with respect to the U.S. federal income tax considerations applicable to the ownership and disposition of notes in light of your particular circumstances and any tax considerations applicable under the laws of any state, local, foreign or other taxing jurisdiction.

Additional Issues	We may create and issue additional notes with the same terms (except for the issue date, the offering price and, under certain circumstances, the first interest payment date) as one or more series of the notes so that such additional notes shall be consolidated and form a single series with the notes of the corresponding series; provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

Listing	The notes are new issues of securities with no established trading market. The notes are not, and are not expected to be, listed on any national securities exchange or included in any automated dealer quotation system. See “Risk Factors—Active trading markets for the notes may not develop” in this prospectus supplement.

Denominations	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

DTC Eligibility	The notes of each series will initially be issued fully registered in book-entry form and will be represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC. See “Description of Notes—Book Entry System” in this prospectus supplement.

Trustee, Registrar, Paying Agent and Calculation Agent	Computershare Trust Company, N.A.

Governing Law	The indenture governing the notes and each series of notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

A significant portion of our operations are conducted through our subsidiaries. None of our subsidiaries are guarantors of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. As of December 31, 2024, our subsidiaries had approximately $50.6 billion of liabilities, including trade payables and amounts due to customers but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP (as defined in the “Description of Notes—Certain Covenants”). Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be structurally subordinated to any security interests in or other liens on the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims.

In addition, we derive a significant portion of our revenues from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we or our subsidiaries currently have or that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries currently have or may incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we and our subsidiaries have no secured indebtedness outstanding.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our or our subsidiaries’ secured debt, if any, may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We and our subsidiaries may still incur substantially more debt or take other actions which would intensify the risks discussed herein.

We and our subsidiaries may incur substantial additional debt in the future, subject to the restrictions contained in our future debt instruments, if any, some of which may be secured debt. After giving effect to this offering and the use of the proceeds hereof to fund the repayment of our 2025 Notes, we would have had $11.6 billion of consolidated indebtedness outstanding as of December 31, 2024. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, including secured debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

The indenture governing the notes only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture governing the notes contains only limited protections for holders of the notes. The indenture does not contain financial covenants or restrictions on debt incurrence by us or our subsidiaries. In addition, the covenants in the indenture restricting our ability to create liens on our assets, enter into sale and leaseback transactions and merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants” in this prospectus supplement, under “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus and in the indenture.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined herein) for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related floating rate interest payment date (as defined herein) and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

Interest on the floating rate notes will be calculated using a Benchmark Replacement selected by us or our Designee if a Benchmark Transition Event occurs.

As described in detail in the section “Description of Notes—Maturity and Interest—Floating Rate Notes—Effect of Benchmark Transition Event” (the “benchmark transition provisions”), if during the term of the floating rate notes, we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to Compounded SOFR, we (or our Designee) in our sole discretion will select a Benchmark Replacement as the base rate in accordance with the benchmark transition provisions. The Benchmark Replacement will include a spread adjustment and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination if we (or our Designee) determine in our sole discretion they are required.

Our interests (or those of our Designee) in making the determinations described above may be adverse to your interests as a holder of the floating rate notes. The selection of a Benchmark Replacement, and any decisions made by us (or our Designee) in connection with implementing a Benchmark Replacement with respect to the floating rate notes, could result in adverse consequences to the applicable interest rate on the floating rate notes, which could adversely affect the return on, value of and market for such securities.

The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, and there may be an adverse effect on the return on or value of the floating rate notes.

The SOFR Index (as defined herein) is published by the Federal Reserve Bank of New York (the “NY Federal Reserve”) based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the NY Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the NY Federal Reserve may publish after the interest rate for that interest period has been determined.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Floating Rate Notes—Compounded SOFR.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (each, as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the Alternative Rate Reference Committee), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our Designee. In addition, the terms of the floating rate notes expressly authorize us or our Designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The floating rate notes bear certain risks related to having a floating rate.

The floating rate notes bear interest at a floating rate and accordingly carry significant risks related to such rate. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.

An increase in market interest rates could result in a decrease in the market value of the fixed rate notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value, and increases in market interest rates may also adversely affect the market value of fixed rate debt securities. Consequently, if you purchase fixed rate notes in this offering and market interest rates increase, the market values of the fixed rate notes may decline. We cannot predict the future level of market interest rates.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. The market prices of and liquidity of any market for the floating rate notes in particular, will be influenced by SOFR, the volatility in such rate and the events that affect SOFR generally. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by Rating Agencies (as defined in the “Description of Notes—Certain Definitions”) the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, are limited in scope and do not address all material risks relating to our investments in the security. There can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the fixed rate notes.

We have the right to redeem some or all of the fixed rate notes prior to maturity. We may redeem these fixed rate notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the fixed rate notes.

The Change of Control Repurchase Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event (as defined in the “Description of Notes”), unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Repurchase Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by each of the Rating Agencies. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

You may not be able to determine when a Change of Control has occurred.

As described under “Description of Notes—Change of Control Repurchase Event,” the definition of Change of Control, which is a condition precedent to a Change of Control Repurchase Event, includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. See “Description of Notes—Change of Control Repurchase Event” in this prospectus supplement.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which may result in a default under the notes and other indebtedness.

Unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes upon the occurrence of a Change of Control Repurchase Event. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing our other indebtedness.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.49 billion, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund the repayment of all of the 2025 Notes. We intend to use the remaining proceeds from this offering for general corporate purposes, which may include the repayment of other outstanding debt, share repurchases, ongoing operations, capital expenditures and possible acquisitions of businesses or assets or strategic investments. The 2025 Notes bear interest at a rate of 1.650% per annum and mature on June 1, 2025. To the extent that any underwriter (or its respective affiliates) owns any of such outstanding debt, it may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities or used to reduce outstanding short-term borrowings.

Conflicts of Interest

We intend to use the net proceeds from this offering to fund the repayment of all or a portion of the 2025 Notes. We intend to use any remaining proceeds from this offering for general corporate purposes, which may include the repayment of other outstanding debt, share repurchases, ongoing operations, capital expenditures and possible acquisitions of businesses or assets or strategic investments. To the extent that any underwriter (or its respective affiliates) owns any of such outstanding debt, it may receive a portion of the net proceeds from this offering. Deutsche Bank Securities Inc., Oversea-Chinese Banking Corporation Limited, Standard Chartered Bank and affiliates of BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America Inc. and Wells Fargo Securities, LLC. are lenders under our Credit Agreement. Affiliates of Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are lenders under our Paidy Credit Agreement. These underwriters or their affiliates would receive a portion of the proceeds from this offering if outstanding borrowings under our Credit Agreement or Paidy Credit Agreement were to be repaid with a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024, on an actual basis and an as adjusted basis to reflect the issuance and sale of the notes offered hereby and the use of the proceeds hereof to fund the repayment of our 2025 Notes.

You should read this table in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our historical financial statements and notes to those financial statements, in each case that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2024
	Actual	As Adjusted
	(unaudited, in millions)
Cash and cash equivalents	$6,561	$7,061

Debt:
Credit Facilities(1)	$574	$574
1.650% notes due 2025	1,000	—
0.813% notes due 2025(1)	191	191
2.650% notes due 2026	1,250	1,250
0.972% notes due 2026(1)	147	147
3.900% notes due 2027	500	500
1.240% notes due 2028(1)	236	236
2.850% notes due 2029	1,500	1,500
2.300% notes due 2030	1,000	1,000
4.400% notes due 2032	1,000	1,000
5.150% notes due 2034	850	850
3.250% notes due 2050	1,000	1,000
5.050% notes due 2052	1,000	1,000
5.500% notes due 2054	400	400
5.250% notes due 2062	500	500
Floating rate notes due 2028 offered hereby	—	450
4.450% notes due 2028 offered hereby	—	450
5.100% notes due 2035 offered hereby	—	600

Total debt	$11,148	$11,648
Total stockholders’ equity	$20,417	$20,417

Total capitalization	$31,565	$32,065

(1)	Amounts represent the U.S. dollar equivalent as of December 31, 2024.

DESCRIPTION OF NOTES

This description of the notes being offered hereby supplements and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture (the “Indenture”) between us and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, in the accompanying prospectus. The notes will be “Senior Debt Securities,” as that term is used in the accompanying prospectus.

The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to, and qualified in their entirety by reference to, the detailed provisions of the form of each series of notes, the Indenture (including provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended) and the officer’s certificate establishing the final terms of such series of notes. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as well as the form of each series of notes and the Indenture and the relevant officer’s certificate related to such series of notes.

For purposes of this description, references to “PayPal,” “we,” “our” and “us” refer only to PayPal Holdings, Inc. and not to its subsidiaries.

General

The floating rate notes, the 2028 fixed rate notes and the 2035 fixed rate notes will each be issued as a separate series of debt securities under the Indenture.

We will issue the notes in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereafter. We do not intend to apply for the listing of the notes on a national securities exchange or for quotation of the notes on any automated dealer quotation system.

We may, without the consent of any holders of the notes, create and issue additional notes with the same terms (except for the issue date, the offering price and, under certain circumstances, the first interest payment date) as one or more series of the notes. The additional notes will form a single series with the outstanding notes of the corresponding series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. No additional notes may be issued if an event of default has occurred and is continuing with respect to such series of notes.

A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations from time to time outstanding. The notes will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be structurally subordinated in right of payment to any indebtedness and other liabilities of our subsidiaries.

None of our subsidiaries will guarantee the notes. Accordingly, claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. As of December 31, 2024, our subsidiaries had approximately $50.6 billion of liabilities, including trade payables and amounts due to customers but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP.

After giving effect to this offering and the use of the proceeds hereof to fund the repayment of our 2025 Notes, we would have had $11.6 billion of consolidated indebtedness outstanding as of December 31, 2024.

Maturity and Interest

Fixed Rate Notes

The 2028 fixed rate notes will mature on March 6, 2028 and the 2035 fixed rate notes will mature on April 1, 2035. The 2028 fixed rate notes will bear interest at 4.450% per annum and the 2035 fixed rate notes will bear interest at 5.100% per annum. We will pay interest on the 2028 fixed rate notes semi-annually in arrears on March 6 and September 6 of each year, beginning on September 6, 2025, to the persons in whose name the fixed rate notes are registered at the close of business on the immediately preceding February 21 or August 21 (whether or not such record date is a business day). We will pay interest on the 2035 fixed rate notes semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2025, to the persons in whose name the fixed rate notes are registered at the close of business on the immediately preceding March 15 or September 15 (whether or not such record date is a business day). Interest on the fixed rate notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If an interest payment date or maturity date for the fixed rate notes falls on a day that is not a business day, we will make the payment on the next business day and no additional interest shall accrue as a result of the delay in payment.

Floating Rate Notes

The floating rate notes will mature on March 6, 2028.

The floating rate notes will bear interest at a floating rate equal to the Compounded SOFR (as defined herein), reset quarterly, plus 0.670% per annum, accruing from March 6, 2025, determined as provided below.

Interest on the floating rate notes will be payable quarterly in arrears on each March 6, June 6, September 6 and December 6 (each, a “floating rate interest payment date”), commencing on June 6, 2025, subject to adjustment as provided below if any such date is not a business day, and at maturity. Interest on the floating rate notes will accrue from and including the most recent floating rate interest payment date or, if no interest has been paid, from the settlement date of the floating rate notes.

The “interest period” applicable to the floating rate notes will be the period commencing on the applicable floating rate interest payment date (or, in the case of the initial interest period, commencing on March 6, 2025) to, but excluding, the next succeeding floating rate interest payment date, and in the case of the last such interest period, from, and including, the floating rate interest payment date immediately preceding the maturity date for the floating rate notes to, but excluding, such maturity date. The initial interest period applicable to the floating rate notes is from, and including, March 6, 2025 to, but excluding, June 6, 2025. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest on the floating rate notes will be reset on the first day of each interest period other than the initial interest period (each, an “interest reset date”), subject to adjustment as provided below if any such date is not a business day.

If any interest reset date for the floating rate notes would otherwise be a day that is not a business day with respect to the floating rate notes, such interest reset date will be the next succeeding day that is a business day with respect to the floating rate notes, except that if the business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding day that is a business day with respect to the floating rate notes.

If any floating rate interest payment date (other than an interest payment date occurring on the maturity date) falls on a day that is not a business day with respect to the floating rate notes, such interest payment date will be the following day that is a business day with respect to the floating rate notes, except that, if the business day is in the next succeeding calendar month, the floating rate interest payment date shall be the immediately preceding day that is a business day with respect to the floating rate notes (in each case, resulting in a corresponding adjustment to the number of days in the applicable interest period). If the maturity of the floating rate notes falls on a day that is not a business day with respect to the floating rate notes, the payment of principal and interest may be made on the next succeeding business day with respect to the floating rate notes, and no interest on that payment shall accrue for the period from and after such maturity.

The amount of interest accrued and payable on the floating rate notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the NY Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the NY Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

Compounded SOFR

“Compounded SOFR” will be determined by the calculation agent (as defined herein) in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on March 6, 2025;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable floating rate interest payment date (or in the final interest period, relating to the applicable maturity date); and

“dc” is the number of calendar days in the relevant Observation Period. For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each floating rate interest payment date (or in the final interest period, before the applicable maturity date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the floating rate interest payment date for such interest period (or in the final interest period, preceding the applicable maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first floating rate interest payment date.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates- information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

Benchmark Replacement. If we (or our Designee, which may be the calculation agent only if the calculation agent consents in writing to such appointment in its sole discretion with no liability therefor, a successor calculation agent or such other designee of ours (any of such entities, a “Designee”)) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates. If our Designee is not the calculation agent, we shall notify the trustee and the calculation agent in writing of the party that has been appointed by us as our Designee.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we (or our Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us (or our Designee) pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or our Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party. If the calculation agent is our Designee, our Designee shall have no liability to any party for its determination that a Benchmark Transition Event has occurred or in connection with setting the interest rate on the floating rate notes after a Benchmark Transition Event has occurred. Our Designee may conclusively rely upon the advice of experts in making these determinations, and shall have no liability in connection with the selection of an expert or for following their advice. In addition to any other indemnity available to it under the transaction documents, our Designee shall be indemnified by us for any costs or expenses related, directly or indirectly, to the determination that a Benchmark Transition Event has occurred or in setting the interest rate on the floating rate notes after a Benchmark Transition Event has occurred, which indemnity will include the expenses and costs (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim or suit brought to enforce such right to indemnification. The cost of retaining experts and any other out of pocket costs of our Designee, including those covered by the indemnity described above, shall be borne by us. The holders of the floating rate notes shall be explicitly bound by the foregoing provisions, and their purchase of the floating rate notes shall constitute consent to and acknowledgement of the same. In addition, the holders of the floating rate notes by purchase of the floating rate notes agree to waive any claims and covenant not to sue our Designee for any losses, liabilities, damages, claims, costs or expenses resulting from the determination that a Benchmark Transition Event has occurred or in connection with setting the interest rate on the floating rate notes after a Benchmark Transition Event has occurred.

Certain Defined Terms. As used in this section titled “Effect of Benchmark Transition Event”:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if we (or our Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us (or our Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we (or our Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our Designee) decide that adoption of any portion of such market practice is not administratively feasible or we (or our Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our Designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest payable on the floating rate notes on any floating rate interest payment date will be paid to the persons in whose name the floating rate notes are registered at the close of business on February 21, May 21,

August 21 or November 21, as the case may be, immediately preceding the applicable floating rate interest payment date (whether or not such record date is a business day); provided, however, that interest payable at maturity of the floating rate notes shall be payable to the persons to whom principal shall be payable, subject to DTC’s applicable procedures.

Except as otherwise described below, the calculation of the interest rate on the floating rate notes will be made by Computershare Trust Company, N.A., as “calculation agent.” If at any time the trustee is not the calculation agent, we will notify (or cause the calculation agent to notify) the trustee of each determination of the interest rate applicable to any of the floating rate notes promptly after the determination is made by any successor calculation agent.

Any such calculation by the calculation agent shall be conclusive and binding on us, the trustee and the holders of the floating rate notes absent manifest error. Upon the request of the holder of any floating rate note, the trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to the floating rate note.

The interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. In no event will the interest on the floating rate notes be less than zero.

Optional Redemption

The floating rate notes are not redeemable before maturity.

Prior to the Applicable Par Call Date, we may redeem any series of fixed rate notes, in whole at any time or in part from time to time, at our option, for cash, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the fixed rate notes to be redeemed; or

(2)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such fixed rate notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points with respect to the 2028 fixed rate notes and 15 basis points with respect to the 2035 fixed rate notes, less (b) interest accrued and unpaid thereon to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption.

In addition, on or after the Applicable Par Call Date, we may redeem any series of fixed rate notes in whole at any time or in part from time to time, at our option, for cash, at a redemption price equal to 100% of the principal amount of such series of fixed rate notes, plus accrued and unpaid interest to, but not including, the redemption date.

The principal amount of any fixed rate note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notwithstanding the foregoing, installments of interest on fixed rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

“Applicable Par Call Date” means (1) with respect to the 2028 fixed rate notes, February 6, 2028 (one month prior to the maturity date of the 2028 fixed rate notes) and (2) with respect to the 2035 fixed rate notes, January 1, 2035 (three months prior to the maturity date of the 2035 fixed rate notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or maturity date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed (or, in the case of fixed rate notes held in book-entry form, be transmitted electronically) at least 10 days but not more than 60 days before the redemption date to each registered holder of the fixed rate notes to be redeemed, except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the notes or a satisfaction and discharge of the Indenture as described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the fixed rate notes or portions thereof called for redemption. If less than all of the fixed rate notes of a series are to be redeemed, the fixed rate notes of such series to be redeemed will be selected by the trustee by lot or in accordance with DTC procedures.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Company or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Subject to DTC’s applicable procedures, the Company shall provide written notice to the trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Company.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have previously exercised our right to redeem the notes of a series in whole as described above, we will be required to make an offer to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of an impending Change of Control, we will send a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to our offer;

•	deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee for cancellation the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly mail (or, in the case of notes held in book-entry form, transmit electronically) to each holder of notes properly tendered the repurchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unrepurchased portion of any notes surrendered; provided, that each new note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us as set forth in the Indenture and the third party repurchases all notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us as set forth in the Indenture. In addition, we will not be required to, and we will not, make an offer to repurchase any series of notes upon a Change of Control Repurchase Event if there has occurred and is continuing on the Change of Control Payment Date an event of default with respect to the notes of such series.

If, with respect to a series of the notes, holders of not less than 90% in aggregate principal amount of the notes of such series then outstanding validly tender and do not withdraw such notes in an offer to repurchase the notes upon a Change of Control Repurchase Event and we, or any third party making such an offer in lieu of us as described above, purchase all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the notes upon a Change of Control Repurchase Event described above) to redeem all notes of such series that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the Second Change of Control Payment Date.

Certain Definitions

Set forth below are certain definitions related to the Change of Control Repurchase Event:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ours and our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of our voting stock; (3) the adoption of a plan by our board of directors relating to our liquidation or dissolution; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) we become a wholly owned subsidiary of another person and (b) immediately following that transaction, a majority of voting stock of such person is held by the direct or indirect holders of our voting stock immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Certain Covenants

Limitation on Liens

We will not, and will not permit any of our Restricted Subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on (a) any Principal Property or (b) any capital stock or Indebtedness of any of our Restricted Subsidiaries (together, “Property”), in each case whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be secured by a Lien ranking equal to and ratably with (or, at our option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except:

(1)

Liens existing on the date of the initial issuance of the notes (other than any additional notes) or that we or any of our Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing on the date of the initial issuance of the notes (other than any additional notes);

(2)	Liens created or incurred after the date of the initial issuance of the notes (other than any additional notes) created in favor of the holders of the notes;

(3)	Liens in favor of us or one of our subsidiaries;

(4)

(a) Liens given to secure (or to secure Indebtedness incurred or guaranteed by us or any of our Restricted Subsidiaries for the purpose of financing) the payment of all or any portion of the purchase price for the acquisition (including acquisition through merger or consolidation or the acquisition of a Person directly or indirectly owning such property) of any Property, including capital lease or purchase money transactions in connection with any such acquisition, or all or any portion of the cost of refurbishment, improvement, expansion, renovation, development or construction of any Property; provided that with respect to this clause (a), the Liens shall be given prior to, at the time of or within 12 months after such acquisition, or completion of such refurbishment, improvement, expansion, renovation, development or construction, or the full operation of such Property, whichever is latest, and shall attach solely to such Property (including any refurbishments, improvements, expansions, renovations, development or construction thereof or then or thereafter placed thereon) and any proceeds thereof; and (b) Liens existing on all or any portion of any Property at the time of acquisition thereof (including acquisition through merger or consolidation or the acquisition of a Person then directly or indirectly owning such property) whether or not such existing Liens were given to secure (or to secure Indebtedness incurred or guaranteed by us or any of our Restricted Subsidiaries for the purpose of financing) the payment of the purchase price of such Property;

(5)

Liens on any Property in favor of the United States of America or any state thereof, or in favor of any other country, or any political subdivision, department, agency or instrumentality thereof to secure progress or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed for the purpose of financing all or any portion of the cost of acquiring, refurbishing, improving, expanding, renovating, developing or constructing such Property, including Liens incurred in connection with pollution control, industrial revenue or similar financing;

(6)

certain statutory or legislative Liens or other similar Liens (including pledges, deposits, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law) arising in the ordinary course of our or any of our Restricted Subsidiaries’ business, or certain Liens arising out of government contracts;

(7)

Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards, in each case so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(8)

Liens for certain taxes or assessments, landlord’s Liens and Liens and charges, in each case (a) not yet due or payable or subject to penalties for non-payment or which we are contesting in good faith by appropriate proceedings and (b) incidental to the conduct of the business or the ownership of our assets or those of a Restricted Subsidiary;

(9)	Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

(10)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(11)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of our business;

(12)

Liens securing obligations arising under or related to (a) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (b) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement);

(13)	Liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations; and

(14)

any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any of our property or the property of any of our subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the foregoing, we or any of our Restricted Subsidiaries may, without equally and ratably securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently, Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the creation or incurrence of the Lien and (2) $3.5 billion.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)

such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes) or any extension, renewal, refinancing, replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

(2)	such transaction was for the sale and leasing back to us or any of our wholly owned subsidiaries of any Principal Property by one of our Restricted Subsidiaries;

(3)	such transaction involves a lease for not more than three years (or which may be terminated by us or our Subsidiaries within a period of not more than three years);

(4)

we would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the first paragraph of the “—Limitation on Liens” covenant described above; or

(5)

we or any of our Restricted Subsidiaries applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the notes (including the notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Restricted Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets on a consolidated basis calculated as of the relevant date of determination and (2) $3.5 billion.

Certain Definitions

Set forth below are certain definitions related to the covenants discussed above:

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of our and our Restricted Subsidiaries’ Indebtedness incurred after the date of initial issuance of the notes offered hereby and secured by Liens not permitted by the first paragraph under “—Limitation on Liens”

above and (2) our and our Restricted Subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the date of initial issuance of the notes offered hereby pursuant to the second paragraph of “—Certain Covenants—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by our board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets after deducting therefrom: (1) all current liabilities, except for notes and loans payable, current maturities of long-term debt, current portion of convertible securities, current portion of deferred revenue and obligations under capital leases; and (2) intangible assets to the extent included in the aggregate amount of assets, net of applicable reserves and any amortized amounts, all as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Indebtedness” of any specified Person means, without duplication, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (1) owned by us or any of our Restricted Subsidiaries located in the United States, including our principal corporate office, any other offices or data centers or any portion thereof and (2) having a book value, as of the date of determination, in excess of 3% of Consolidated Net Tangible Assets. Principal Property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

“Restricted Subsidiary” means any subsidiary of ours that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act), excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

Events of Default

In addition to the events of default described in the accompanying prospectus, the failure by us to repurchase notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant described under “Change of Control Repurchase Event” is an “event of default” under the indenture with respect to the notes.

Concerning the Trustee

Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association is the trustee under the Indenture with respect to the notes of each series offered hereby.

Book-Entry System

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC, from time to time. Neither we, the trustee nor any of the underwriters takes any responsibility for these operations and procedures and we urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a 100% owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). Upon issuance, all notes having the same original issue date, stated maturity and other terms will be represented by the same global security or securities. One fully registered global security will be issued for all such notes having the same original issue date, stated maturity and other terms and will be deposited with or on behalf of DTC. If, however, the aggregate principal amount of any notes with the same stated maturity and other terms exceeds $500,000,000, then one global security will be issued with respect to each $500,000,000 of principal amount, and an additional global security will be issued with respect to any remaining principal amount of such notes.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of each note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of direct participants and indirect participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

To facilitate subsequent transfers, all global securities representing notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture. Except as provided below, Beneficial Owners of a global security or securities will not be entitled to have notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form (except under the limited circumstances described below) and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time.

If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities with the same stated maturity and other terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such global securities to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities representing the notes. Under its usual procedures, DTC mails an Omnibus Proxy as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, premium, if any, and/or interest, if any, on the global securities representing the notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global securities representing book-entry notes to DTC is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of direct participants and indirect participants.

A Beneficial Owner will give notice of any option to elect to have its notes repaid by us, through its participant, to the trustee, and will effect delivery of the applicable notes by causing the participant to transfer the participant’s interest in the global security or securities representing such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such notes are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. If DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, we will use commercially reasonable efforts to locate a qualified successor.

However, definitive notes will be issued in exchange for beneficial interests in global notes, registered in the names of persons other than DTC or its nominee, only if (i) DTC’s book-entry only system ceases to exist, (ii) we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to issue definitive notes in lieu of the book-entry system through DTC with respect to all or a portion of such series of notes, (iv) required by law or (v) an Event of Default with respect to the notes has occurred and is continuing. In the event that definitive notes are to be issued as aforesaid, we will promptly execute, and the trustee or an authenticating agent, upon receipt of an order from us for the authentication and delivery of definitive notes, will authenticate and deliver definitive notes in an aggregate principal amount equal to the principal amount of the global securities in exchange for beneficial interests in such global securities in accordance with the instructions, if any, of DTC.

If we issue definitive notes in exchange for global securities as described in the preceding paragraph, such definitive notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and each such definitive note will have the same stated maturity and other terms as the global security for which it is exchanged.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

You may elect to hold interests in the notes through either DTC or Clearstream Banking S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V. or its successor, as operator of the Euroclear System (“Euroclear”) if you are a participant in those systems, or indirectly, through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in notes on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ respective names on the books of DTC.

Clearstream Luxembourg has advised us that it was incorporated under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in book-entry notes in DTC, and making or receiving payment through DTC in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in book-entry notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of interests in book-entry notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

The information in this section concerning DTC, Euroclear and Clearstream Luxembourg has been obtained from sources that we believe to be reliable but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Payment of Interest and Principal

As long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee will be considered the sole owner of the global securities for the purposes of receiving payments of interest and principal on such global securities. Payments of principal and any interest on notes in book-entry form represented by one or more global securities will be made by us in immediately available funds through the paying agent to DTC or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.

We expect that DTC, upon receipt of any payment of principal or interest in respect of a global security, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of DTC. We also expect that payments of principal and interest by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of DTC will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal and interest due on such global security to DTC. The rules governing DTC provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to DTC and beneficial owners of notes must look solely to participants for the payment of the principal and interest on the notes paid by or on behalf of us to DTC.

If definitive notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the definitive notes at the office of a paying agent for the notes. At our option, payments of interest on definitive notes, if issued, due on any interest payment date (other than on the maturity date or any redemption date) may be made by cheque mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such definitive notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the maturity date or any redemption date) to each registered holder of $5,000,000 or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes as of the date hereof to Non-U.S. Holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities that elect to apply a mark-to-market method of tax accounting, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the Code, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons that hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below.

In addition, this discussion does not address considerations relating to the alternative minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment).

No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Prospective purchasers of the notes should consult their tax advisors concerning the U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the application of other U.S. federal tax laws and state, local and non-U.S. tax laws.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner other than a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a “U.S. Holder.” A “U.S. Holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any state thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all of its substantial decisions, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the U.S. federal income tax considerations applicable to an investment in the notes in light of their particular circumstances.

We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

Payments of Interest

Payments of interest on the notes made to a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax provided that such interest is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, if so required by an applicable income tax treaty, such interest is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), and such Non-U.S. Holder:

(A) does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of the Company’s voting stock,

(B) is not a controlled foreign corporation that is related to the Company within the meaning of the Code (directly, indirectly, or constructively) through equity ownership, and

(C) certifies as to its non-U.S. status and that no withholding is required pursuant to FATCA (as discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

A Non-U.S. Holder that does not meet the above criteria will generally be subject to U.S. federal withholding tax at a rate of 30%, unless (i) the withholding tax rate is reduced or eliminated by an applicable income tax treaty and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements (generally, by providing a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E), or (ii) the interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and the Non-U.S. Holder provides a properly completed and executed IRS Form W-8ECI).

If interest on the notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided the applicable certification requirements are met), will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a United States person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Disposition of the Notes

Except with respect to accrued but unpaid interest, if any, which will generally be subject to tax as described above under “—Payments of Interest,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on a disposition of the notes unless:

1.

the Non-U.S. Holder holds the note in connection with the conduct of a U.S. trade or business (and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), in which case such gain will be subject to tax on a net income basis as if it were a United States person and, if it is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments; or

2.

in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a tax at a rate of 30% (or lower applicable treaty rate) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement, or other disposition of notes) exceed its capital losses allocable to U.S. sources for such taxable year.

FATCA

Under the sections 1471 through 1474 of the Code (commonly known as “FATCA”) and the regulations and administrative guidance promulgated thereunder, withholding at a rate of 30% will generally apply with respect to interest payments on notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld pursuant to FATCA.

Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the several underwriters named in the table below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2028 Floating Rate Notes	Principal Amount of 2028 Notes	Principal Amount of 2035 Notes
BofA Securities, Inc.	$56,250,000	$56,250,000	$75,000,000
Goldman Sachs & Co. LLC	$56,250,000	$56,250,000	$75,000,000
J.P. Morgan Securities LLC	$56,250,000	$56,250,000	$75,000,000
Morgan Stanley & Co. LLC	$56,250,000	$56,250,000	$75,000,000
Barclays Capital Inc.	$29,700,000	$29,700,000	$39,600,000
Citigroup Global Markets Inc.	$29,700,000	$29,700,000	$39,600,000
Deutsche Bank Securities Inc.	$29,700,000	$29,700,000	$39,600,000
SMBC Nikko Securities America, Inc.	$29,700,000	$29,700,000	$39,600,000
Wells Fargo Securities, LLC	$29,700,000	$29,700,000	$39,600,000
BNP Paribas Securities Corp.	$4,500,000	$4,500,000	$6,000,000
HSBC Securities (USA) Inc.	$4,500,000	$4,500,000	$6,000,000
Mizuho Securities USA LLC	$4,500,000	$4,500,000	$6,000,000
MUFG Securities Americas Inc.	$4,500,000	$4,500,000	$6,000,000
nabSecurities, LLC	$4,500,000	$4,500,000	$6,000,000
Oversea-Chinese Banking Corporation Limited	$4,500,000	$4,500,000	$6,000,000
RBC Capital Markets, LLC	$4,500,000	$4,500,000	$6,000,000
Santander US Capital Markets LLC	$4,500,000	$4,500,000	$6,000,000
Scotia Capital (USA) Inc.	$4,500,000	$4,500,000	$6,000,000
Standard Chartered Bank	$4,500,000	$4,500,000	$6,000,000
TD Securities (USA) LLC	$4,500,000	$4,500,000	$6,000,000
Academy Securities, Inc.	$7,200,000	$7,200,000	$9,600,000
R. Seelaus & Co., LLC	$7,200,000	$7,200,000	$9,600,000
Loop Capital Markets LLC	$4,500,000	$4,500,000	$6,000,000
Independence Point Securities LLC	$2,700,000	$2,700,000	$3,600,000
Samuel A. Ramirez & Company, Inc.	$2,700,000	$2,700,000	$3,600,000
Siebert Williams Shank & Co., LLC	$2,700,000	$2,700,000	$3,600,000

Total	$450,000,000	$450,000,000	$600,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their legal counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially may offer the floating rate notes to certain dealers at a price that represents a concession not in excess of 0.150% of the principal amount of the floating rate notes, the 2028 fixed rate notes to certain dealers at a price that represents a concession not in excess of 0.150% of the principal amount of the 2028 fixed rate notes and the 2035 fixed rate notes to certain dealers at a price that represents a concession not in excess of 0.250% of the principal amount of the 2035 fixed rate notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the principal amount of the floating rate notes, 0.100% of the principal amount of the 2028 fixed rate notes and 0.200% of the principal amount of the 2035 fixed rate notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Us
Per floating rate note	0.250%
Per 2028 fixed rate note	0.250%
Per 2035 fixed rate note	0.450%
Total	$4,950,000

Expenses associated with this offering to be paid by us, other than the underwriting discounts, are estimated to be approximately $4.5 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes of each series are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes of each series, but they are not obligated to do so and may discontinue market-making with respect to any series or notes at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of notes.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriting. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of one or more series of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us or our subsidiaries and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters or their respective affiliates are lenders and fulfill other administrative roles under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their respective affiliates have a lending relationship with us or our subsidiaries, certain of those underwriters or their respective affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Oversea-Chinese Banking Corporation Limited (“OCBC”) is restricted in its securities dealings in the United States and OCBC will not offer and sell notes in the United States. OCBC will not agree to procure purchasers to purchase notes that are offered or sold in the United States. OCBC shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Conflicts of Interest

We intend to use the net proceeds from this offering to fund the repayment of all of the 2025 Notes. We intend to use any remaining proceeds from this offering for general corporate purposes, which may include the repayment of other outstanding debt, share repurchases, ongoing operations, capital expenditures and possible acquisitions of businesses or assets or strategic investments. To the extent that any underwriter (or its respective affiliates) owns any of such outstanding debt, it may receive a portion of the net proceeds from this offering. Deutsche Bank Securities Inc., Oversea-Chinese Banking Corporation Limited, Standard Chartered Bank and affiliates of BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America Inc. and Wells Fargo Securities, LLC. are lenders under our Credit Agreement. Affiliates of Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are lenders under our Paidy Credit Agreement. These underwriters or their affiliates would receive a portion of the proceeds from this offering if outstanding borrowings under our Credit Agreement or Paidy Credit Agreement were to be repaid.

If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest”

within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about March 6, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”).

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA. The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or The Australian Securities Exchange.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

Certain legal matters relating to the offering of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. Davis Polk  & Wardwell LLP, Redwood City, California, will act as counsel to the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PAYPAL HOLDINGS, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Purchase Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing preferred stock, (4) debt securities, which may be senior debt securities or subordinated debt securities, (5) warrants, (6) purchase contracts or (7) purchase units, each representing ownership of a purchase contract and debt securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PYPL.”

We will provide specific terms of any offering, including the price to the public of any securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement and any related free writing prospectus prepared by or on our behalf to which we have referred you carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2025.

In this prospectus, except as otherwise noted, the words “the Company,” “PayPal,” “we,” “our,” “ours” and “us” refer to PayPal Holdings, Inc. and its wholly-owned subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement and/or a free writing prospectus prepared by or on behalf of us that will describe the specific amounts, prices and terms of that offering. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and/or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or free writing prospectus, the information in such prospectus supplement and/or free writing prospectus supersedes the information in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. Please carefully read both this prospectus and any prospectus supplement and/or free writing prospectus together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

We have not authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We may sell these securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The names of any such underwriters, dealers or agents involved in the sale of any such securities, and any applicable fee, commission or discount arrangements with them, will be described in the applicable prospectus supplement and/or free writing prospectus for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically. We maintain an internet site at https://investor.pypl.com where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement and/or free writing prospectus. Reference to our internet site is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 4, 2025;

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2023, filed with the SEC on February 8, 2024; and

•	Current Report on Form 8-K, filed with the SEC on January 22, 2025.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: PayPal Holdings, Inc., Investor Relations, 2211 North First Street, San Jose, California 95131, telephone (408) 967-7000.

v

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, mergers or acquisitions, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements.

Such risks and uncertainties include, among others, those discussed under “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as in our unaudited condensed consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC. We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this prospectus to reflect actual results, new information, or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

At PayPal, our mission is to revolutionize commerce globally. Our products are designed to enable digital payments and simplify commerce experiences for consumers and merchants to make selling, shopping, and sending and receiving money simple, personalized, and secure, online or offline, including mobile. Our two-sided platform serves millions of consumers and merchants worldwide.

We were incorporated under the laws of the State of Delaware in January 2015. Our principal executive offices are located at 2211 North First Street, San Jose, California 95131 and our telephone number is (408) 967-7000. Our website address is www.paypal.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to this prospectus, which risk factors are incorporated by reference in this prospectus, as well as any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement and/or free writing prospectus before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, and future prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement and/or free writing prospectus accompanying this prospectus, we intend to use the net proceeds from any sale of securities that may be offered hereby for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, dividend payments, share repurchases, investments in or extensions of credit to our subsidiaries, ongoing operations, capital expenditures and possible strategic investments or acquisitions of businesses or assets. The prospectus supplement and/or any free writing prospectus relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and purchase units that we may offer pursuant to the registration statement. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement and/or free writing prospectus. This prospectus and the accompanying prospectus supplement and/or free writing prospectus will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our restated certificate of incorporation and amended and restated bylaws and certain provisions of the Delaware General Corporation Law (the “DGCL”) is a summary and is qualified in its entirety by reference to our restated certificate of incorporation, amended and restated bylaws and the DGCL. Copies of our restated certificate of incorporation and our amended and restated bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 4,000,000,000 shares of common stock, $0.0001 par value, and 100,000,000 shares of preferred stock, $0.0001 par value. As of January 29, 2025, there were 989,242,452 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. To be elected in an uncontested election for board members, a director nominee must receive more votes “for” than “against” by shares present in person or by proxy and entitled to vote. In a contested election for board members, the board members are elected by a plurality of shares present in person or by proxy and entitled to vote.

Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and our restated certificate of incorporation, to issue up to 100 million shares of preferred stock in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and our restated certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Single Class Capital Structure

We have a single class common equity capital structure with all stockholders entitled to vote for director nominees. Each holder of our common stock has one vote per share.

Annual Director Elections

Directors are elected at the annual meeting of stockholders and each director serves until the next annual election and until their successor is duly elected and qualified, or until their earlier resignation or removal. At any meeting of stockholders for the election of directors at which a quorum is present, the election is determined by a majority of the votes cast by the stockholders entitled to vote in the election. Under our amended and restated bylaws and governance guidelines of the board of directors, each director submits an advance, contingent and irrevocable resignation that the board of directors may accept if the stockholders do not re-elect such director. In the case of a contested election, the election is determined by a plurality of the votes cast by the stockholders entitled to vote in the election.

Special Stockholder Meetings

Our restated certificate of incorporation provides that special meetings of the stockholders of the corporation may only be called by (1) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, (2) the chairman of the board, (3) the chief executive officer or (4) subject to certain procedures and conditions set forth therein, by our corporate secretary at the written request of one or more stockholders of record who have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) “net long position” (as described in our restated certificate of incorporation) of the outstanding common stock of PayPal for at least thirty (30) days prior to the delivery of such request. Until such time as a single stockholder, or “group” of stockholders who have filed as such under Section 13(d) of the Exchange Act with respect to their ownership of our common stock, owns at least a majority of our outstanding common stock entitled to vote generally in the election of directors, no stockholder is permitted to propose the election, removal or replacement of directors at stockholder requested special meetings.

Proxy Access

Our restated certificate of incorporation provides that, in certain circumstances, a stockholder or group of up to twenty (20) stockholders may include director candidates that they have nominated in our annual meeting proxy materials. Such stockholder or group of stockholders need to own three percent (3%) or more of our issued and outstanding common stock continuously for at least thirty-six (36) months. The number of stockholder nominated candidates appearing in any of our annual meeting proxy materials cannot exceed twenty percent (20%) of the number of directors then serving on our board of directors, rounded down to the nearest whole number, subject to reduction in certain circumstances, including where stockholders have nominated candidates for election at the same meeting outside the proxy access process. The nominating stockholder or group of stockholders is also required to deliver certain information and undertakings, and each nominee is required to meet certain qualifications, as described in more detail in the restated certificate of incorporation.

No Supermajority Provisions

Other than with respect to the interested stockholder provision described below in “Anti-Takeover Effects of Various Provisions of Delaware Law and PayPal’s Restated Certificate of Incorporation and Amended and Restated Bylaws—Interested Stockholder Provision,” our restated certificate of incorporation and amended and restated bylaws do not have supermajority voting provisions, and stockholders can approve binding bylaw amendments with a simple majority vote.

Exclusive Forum

Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL or our restated certificate of incorporation or the amended and restated bylaws (as either may be amended from time to time) or (4) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our restated certificate of incorporation includes such an exculpation provision. Our restated certificate of incorporation and amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our restated certificate of incorporation and amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions that are in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Various Provisions of Delaware Law and PayPal’s Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of the DGCL and our restated certificate of incorporation and amended and restated bylaws could potentially impact the prospect of an acquisition of the Company by means of a tender offer, a proxy contest or otherwise, or affect the ability to remove incumbent officers and directors. These provisions may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and may encourage persons seeking to acquire control of PayPal to first negotiate with PayPal’s board of directors. We believe that the benefits of increased protection of its ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Size of Board and Vacancies

Our amended and restated bylaws provide that the number of directors on our board of directors is fixed from time to time exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement or removal from service will be filled only by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director.

Interested Stockholder Provision

We elected not to be governed by Section 203 of the DGCL, an anti-takeover statute that prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Our restated certificate of incorporation, however, contains a provision that generally mirrors Section 203 of the DGCL, except that an “interested shareholder” under the interested stockholder provision in the restated certificate of incorporation is defined to be a person or entity who, together with its affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) twenty percent (20%) or more of a corporation’s voting stock (Section 203 of the DGCL sets this threshold at fifteen percent (15%)). The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Stockholder Action by Written Consent

Our restated certificate of incorporation provides that stockholders may not act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s restated certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

Our board of directors’ authority to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PYPL.”

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture, dated as of September 26, 2019, between us and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “indenture”). The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture (including provisions made a part of the indenture by reference to the Trust Indenture Act), which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document will also be filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to PayPal Holdings, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have one or more separate CUSIP or other identifying numbers.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us and will not contain any such additional covenants or other provisions unless set forth in the applicable prospectus supplement for a particular series of debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	any limit on the aggregate principal amount of debt securities of such series;

•	whether initially issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices (including denomination) at which the debt securities will be issued;

•	the date or dates on which principal and premium, if any, is payable and the method of determination thereof;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the record date, if any;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments and the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities shall be redeemed or purchased pursuant to our rights or obligations;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal, premium, if any, or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.

Junior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of the Company. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our consolidated properties and assets to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:

•

we will be the continuing corporation or the successor corporation or person formed by such consolidation or into which we are merged or to which all or substantially all of our consolidated properties and assets are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes by supplemental indenture our obligations under the debt securities and the indenture; and

•	immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

Upon any such consolidation, merger, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the debt securities and the indenture, except in the case of any such lease.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our consolidated properties and assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:

•

failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;

•

the holders of not less than twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to the trustee for losses, costs, expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our principal executive, principal financial or principal accounting officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will initially designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel in writing signed by legal counsel who is reasonably acceptable to the trustee and who may be an employee of or counsel to the issuer to the effect that the beneficial owners of the relevant series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modifications of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by another person of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities;

•	provide for the issuance of additional debt securities of any series pursuant to the indenture;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect, as determined by us and evidenced by delivery of an officer’s certificate to the trustee;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	add to, change or eliminate any of the provisions of the indenture as shall be necessary in accordance with any amendments to the Trust Indenture Act;

•

cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect, as determined by us and evidenced by delivery of an officer’s certificate to the trustee;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect as determined by us and evidenced by delivery of an officer’s certificate to the trustee.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption or required repurchase of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use under the circumstances in the conduct of their own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General

Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General

Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating to the stock warrants. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units, or purchase units, consisting of a purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued, which will be filed with the SEC each time we issue purchase contracts or purchase units.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents or dealers;

•	through a combination of any of these methods of sale; or

•	through any other means described in a prospectus supplement.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter or underwriters to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Select Market or any other exchange on which the relevant security is listed, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NASDAQ Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for PayPal Holdings, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. If the debt securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000

PAYPAL HOLDINGS, INC.

$450,000,000 Floating Rate Notes due 2028

$450,000,000 4.450% Notes due 2028

$600,000,000 5.100% Notes due 2035

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Barclays	Citigroup	Deutsche Bank Securities	SMBC Nikko	Wells Fargo Securities

Co-Managers

BNP PARIBAS	HSBC	Mizuho	MUFG	nabSecurities, LLC

OCBC	RBC Capital Markets	Santander	Scotiabank	Standard Chartered Bank

TD Securities	Academy Securities	R. Seelaus & Co., LLC	Loop Capital Markets	Independence Point Securities

Ramirez & Co., Inc.	Siebert Williams Shank

March 3, 2025